UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2009 (July 29, 2009)

SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16493	94-2951005
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 236-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 29, 2009, Sybase, Inc. (the “Company”) entered into a purchase agreement with certain initial purchasers to offer and sell $350 million aggregate principal amount of its 3.50% Convertible Senior Notes due 2029 (the “Notes”), plus up to an additional $50 million aggregate principal amount of the Notes at the option of the initial purchasers, in a private placement to the initial purchasers for resale to qualified institutional buyers.
Item 8.01 Other Events.
     On July 29, 2009, the Company issued a press release announcing the pricing of its 3.50% Convertible Senior Notes due 2029, plus an additional aggregate principal amount of up to $50 million at the option of the initial purchasers. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
     The following exhibits are filed as part of this report.

Exhibit No.	Description
10.1	Purchase Agreement, dated July 29, 2009 between the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release issued by the Company on July 29, 2009 announcing the pricing of its 3.50% Convertible Senior Notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: July 30, 2009	By:	/s/ Daniel R. Carl
		Name:	Daniel R. Carl
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement, dated July 29, 2009 between the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release issued by the Company on July 29, 2009 announcing the pricing of its 3.50% Convertible Senior Notes.